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                                                                     Exhibit 1.1

                            CAPITAL AUTOMOTIVE REIT

                   20,000,000 Shares of Beneficial Interest

                            UNDERWRITING AGREEMENT


                                                                   _______, 1998


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

      Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest of the Company, $.01 par value per share (the "Common Shares"), set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 1(b) hereof to purchase all or any part of 3,000,000 Common Shares to cover over-allotments, if any. The 20,000,000 Common Shares to be purchased by the Underwriters (the "Initial Shares") and all or any part of the 3,000,000 Common Shares subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares".

      The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-11 (No. 333-41183) and a related preliminary prospectus subject to completion for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments or supplements thereto and such amended or supplemented prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The
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registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement, as amended from time to time. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

      The Company also will issue and sell at the Closing Time (as hereinafter defined) to the Representative for its own account warrants (the "Warrants") to purchase at the Public Offering Price (as defined below) up to 1,277,794 Common Shares (the "Warrant Shares"), which Warrant Shares will be registered under the Securities Act pursuant to the Registration Statement and which issuance will be consummated in accordance with the terms and conditions of the Warrant Agreement in the form filed as an exhibit to the Registration Statement (the "Warrant Agreement").

      The Company and the Underwriters agree as follows:

      1.    Sale and Purchase:
            -----------------

      (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share of $_____, the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

      (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company all or any part of the Option Shares, at the purchase price per share set forth in paragraph (a) above, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Shares, upon written notice by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five days before the

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date specified for closing in such notice setting forth the number of Option
Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days (nor earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Terms of Public Offering. The Company is advised by the Underwriters that the Shares are to be offered to the public initially at $ a share (the "Public Offering Price") and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $ per Share, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $ per Share, to any Underwriter or to certain other dealers. The Underwriters may from time to time increase or decrease the Public Offering Price of the Shares after the initial public offering to such extent as the Underwriters may determine.

      (d) Reserved Shares. At the Company's direction, the Underwriters will reserve up to 2% of the Initial Shares for sale to certain persons associated with the Company, including executive officers and Trustees of the Company and members of their families, at the Public Offering Price net of underwriting discounts and commissions.

      (e) Warrants. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company also agrees to issue to the Representative, in further consideration of the Representative's efforts in connection with the sale and purchase of the Initial Shares and the Option Shares, the Warrants to purchase up to 1,277,794 Warrant Shares at an exercise price equal to the Public Offering Price.

      2.  Payment and Delivery:
          --------------------

      (a) Initial Shares and Warrants. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds to an account which has been designated in writing by the Company to the Representative at the offices of Wilmer, Cutler & Pickering located at 2445 M Street, N.W., Washington, D.C. 20037-1420 (unless another place shall be agreed upon by the Representative and the Company) against delivery of the certificates for the Initial Shares to the Representative for the respective accounts of the Underwriters and the delivery of the Warrants, represented by one or more certificates as the Representative may specify, to the Representative. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for

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the Initial Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing Time.

      (b) Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds to an account which has been designated in writing by the Company to the Representative at the offices of Wilmer, Cutler & Pickering located at 2445 M Street, N.W., Washington, D.C. 20037-1420 (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Option Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery. Certificates for the Option Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the relevant Date of Delivery.

      3. Representations and Warranties of the Company and the Partnership:
         -----------------------------------------------------------------

      The Company and Capital Automotive L.P., a Delaware limited partnership (the "Partnership"), represent and warrant to the Underwriters that:

      (a) each of the Company and the Partnership has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted and as proposed to be conducted as described in the Registration Statement and Prospectus;

      (b) the Company and the Partnership are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and in which the failure, individually or in the aggregate, to be so qualified or registered would have a material adverse effect on the assets, operations, business prospects or condition (financial or otherwise) of the Company and the Partnership taken as a whole, and the Company and the Partnership are in good standing in each jurisdiction in which they maintain an office or in which an Initial Property (as defined in the Prospectus) is located or in which the nature or conduct of their respective businesses as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the assets, operations, business prospects or condition (financial or otherwise) of the Company and the Partnership taken as a whole (a "Material Adverse Effect");

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      (c) the Company and the Partnership are in compliance in all respects with all applicable laws, rules, regulations, orders, decrees and judgments, except where non-compliance would not have a Material Adverse Effect;

      (d) neither the Company nor the Partnership is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective declaration of trust, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Partnership is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;

      (e) the issuance, sale and delivery by the Company of the Shares will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the declaration of trust, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Partnership, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Partnership is a party or by which either of them or their respective properties may be bound or affected, or
(iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or the Partnership, except in the case of clause (ii) for such breaches or defaults which would not have a Material Adverse Effect; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or Partnership.

      (f) the execution, delivery and performance of this Agreement and the other agreements listed in the Prospectus and listed on Schedule III attached hereto (the "Other Transaction Documents"), and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the declaration of trust, by-laws, certificate of limited partnership or partnership agreement as the case may be, of the Company or the Partnership, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Partnership is a party or by which either of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or the Partnership, except in the case of clause (ii) for such breaches or defaults which would not have a Material Adverse Effect; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Partnership, which would have a Material Adverse Effect;

      (g) the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein to which it is a party; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting

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creditors' rights generally, or by general principles of equity and except to the extent that the indemnification provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

      (h) the Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein to which it is a party; this Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity and except to the extent that the indemnification provisions of
Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;


      (i) the Limited Partnership Agreement of the Partnership, including any amendment thereto (the "Partnership Agreement"), has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity;


      (j) the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company; the form of certificates evidencing the Shares complies with all applicable requirements of Maryland law and with all applicable requirements of the declaration of trust and by-laws of the Company and the requirements of the Nasdaq National Market;

      (k) the issuance of the Warrants has been duly authorized by the Company; when issued and delivered pursuant to the terms of the Warrant Agreement, the Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity; the Warrant Shares have been duly reserved for issuance by the Company upon exercise of the Warrants in accordance with the terms of the Warrant Agreement; and the Warrants will conform in all material respects to the description thereof in the Registration Statement and the Prospectus;

      (l) the Warrant Agreement and the Other Transaction Documents have been duly authorized and will be, upon execution and delivery by the Company, legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as may be limited

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by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity;

      (m) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the Other Transaction Documents, the consummation of the transaction contemplated hereby and thereby, the sale and delivery of the Shares, issuance of the Warrants or the Warrant Shares by the Company as contemplated hereby or in the Warrant Agreement other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Securities Exchange Act of 1934, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

      (n) each of the Company and the Partnership has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor the Partnership is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Partnership, which would have a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

      (o) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

      (p) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-11 under the Securities Act, set forth in the General Instructions to Form S-11; the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus

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or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus made in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

      (q) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

      (r) all legal or governmental proceedings, contracts or documents which are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

      (s) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or the Partnership or any of their respective officers and trustees or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbital panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and the Partnership taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;


      (t) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included in the Registration Statement and the Prospectus fairly present the information required to be shown therein; no other financial statements or schedules are required by Form S-11 or otherwise to be included in the Registration Statement or Prospectus; the unaudited pro forma financial information, including the notes thereto, included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Partnership on a consolidated basis, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified;

      (u) Arthur Andersen LLP, whose reports on the audited financial statements of the Company and the Partnership are included as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act and the Securities Act Regulations;

      (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business, prospects or condition (financial or otherwise), present or prospective, of the Company and the Partnership taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Partnership taken as a whole, planned or entered into by the Company or the Partnership, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Partnership, which is material to the Company and the Partnership taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made with respect to the capital stock of the Company or with respect to the partnership interests of the Partnership;

      (w) other than as set forth in the Registration Statement, there are no persons with registration or other similar rights to have any equity securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;


      (x) the authorized shares of beneficial interest of the Company conform in all material respects to the description thereof contained in the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; immediately after the Closing Time, upon payment therefor, 21,792,115 Common Shares will be issued and outstanding (excluding the Underwriters' over-allotment option described in Section 1(b) hereof) and no shares of beneficial interest of any other class of beneficial interest will be issued and outstanding. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the issued shares of beneficial interest of the Company have been issued in violation of any preemptive or similar rights granted by the Company; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company; the private placement of Common Shares by the Company to FBR Asset Investment Corporation (the "FBR Offering") is not required to be registered under the Securities Act or any state securities law;


      (y) when the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim; the issuance and sale of the Warrants and the Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or by-laws of the Company, under any agreement to which the Company or the Partnership is a party or by which they are bound;

      (z) immediately after the Closing Time, all of the issued and outstanding units of partnership interest in the Partnership ("Common Units") will be validly issued, fully paid and non-assessable; none of the Common Units has been or will be issued or is owned or held in violation of any preemptive right; the Common Units have been or will be offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws);

      (aa) each of the Company, the Partnership, and each of their respective officers, trustees and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

      (bb) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934 or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

      (cc) the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares or the Warrant Shares;

      (dd) any certificate signed by any officer of the Company or the Partnership delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

      (ee) to the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or the Partnership or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or the Partnership of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; all agreements between the Company or the Partnership and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or the Partnership, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity and except to the extent that any indemnification provisions in this Agreement may be limited by federal or state securities laws and public policy considerations in respect thereof;

      (ff) no relationship, direct or indirect, exists between or among the Company or the Partnership on the one hand, and the trustees, officers, shareholders, customers or suppliers of the Company or the Partnership on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

      (gg) each of the Company and the Partnership owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively "Intangibles"), necessary to entitle the Company and the Partnership to conduct its business as described in the Prospectus, and neither the Company, nor the Partnership, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the assets, operations, business, prospects or condition (financial or otherwise) of the Company or the Partnership;

      (hh) each of the Company and the Partnership has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or the Partnership, nor does the Company or the Partnership know of any tax deficiency which is likely to be asserted against either entity which, if determined adversely to any such entity, could materially adversely affect the assets, operations, business, prospects or condition (financial or otherwise) of either entity, respectively; all tax liabilities, if any, are adequately provided for on the respective books of the entities;

      (ii) each of the Company and the Partnership maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Partnership against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;


      (jj) the Company or the Partnership, as the case may be, will have good and marketable title in fee simple to the Initial Properties to be acquired by it, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus, the Exhibits to the Registration Statement or the financial statements thereto or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Partnership; the Initial Properties to be acquired by it held under lease by the Company or the Partnership are held under valid, existing and enforceable leases, with such exceptions, liens, security interests, pledges, charges, encumbrances, mortgages and defects, as are disclosed in the Prospectus, the Exhibits to the Registration Statement or the financial statements thereto or will not result in a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Partnership; the Company or the Partnership has obtained an owner's title insurance policy, from a title insurance company licensed to issue such policy, on the Initial Properties to be acquired by it, that insures the Company's or the Partnership's fee or leasehold interest in such property (other than the leasehold interest of the Company with respect to its principal executive offices as described in the Registration Statement), with coverage in an amount at least equal to the fair market value of such fee or leasehold interest in such real property, or a lender's title insurance policy insuring the lien of its mortgage securing such real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or the Partnership and secured by the Initial Properties to be acquired by it;

      (kk) except as otherwise disclosed in the Prospectus or in the environmental reports regarding any Initial Property (copies of which have been provided to the Representative (collectively, the "Environmental Reports"), neither the Company nor the Partnership nor, to their knowledge, any former owner of any Initial Property has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any Initial Property, except in material compliance with applicable laws; except as disclosed in the Prospectus, or as disclosed in the Environmental Reports, to the knowledge of the Company and the Partnership, the Initial Properties, and the Company's, the Partnership's and the Initial Sellers' operations with respect to the Initial Properties, are and were in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and the Partnership are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise disclosed in the Prospectus, or as disclosed in the Environmental Reports, neither the Company nor, to the knowledge of the Company, any former owner of any Initial Property has received any written or oral notice from any governmental entity or any other person and there is no pending or, to the knowledge of the Company and the Partnership threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or the Partnership; or that the Company or the Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Initial Properties; or alleges that the Company or the Partnership is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Initial Properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards;

      (ll) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect;

      (mm) none of the entities which prepared Phase I environmental assessment reports with respect to the Initial Properties was employed for such purpose by the Company on a contingent basis or has any substantial interest in the Company or the Partnership, and none of their directors, officers or employees is connected with the Company or the Partnership as a promoter, selling agent, voting trustee, officer or employee;

      (nn) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or the Partnership to or for the benefit of any of the officers or trustees of the Company or the Partnership or any of the members of the families of any of them;

      (oo) neither the Company nor the Partnership nor, to the Company's knowledge, any employee or agent of the Company or the Partnership, has made any payment of funds of the Company or the Partnership or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

      (pp) the Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code; the Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation;

      (qq) the Shares have been approved for listing, upon official notice of issuance, on the Nasdaq National Market;

      (rr) in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, except as contemplated herein;

      (ss) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor the Partnership nor their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

      (tt) neither the Company nor the Partnership is or, solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"); and

      (uu) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, except as contemplated hereby.

      4. Certain Covenants of the Company and the Partnership:
         ----------------------------------------------------

      The Company and the Partnership hereby covenant with each Underwriter:

      (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); or to take any action which would subject it to taxation in such state solely on account of registration of the Shares.

      (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

      (c) to prepare the Prospectus in a form approved by the Underwriters in compliance with Rule 430A and file such Prospectus with the Commission pursuant to Rule 424(b) within the time period prescribed by law and to furnish promptly to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

      (d) to advise the Representative promptly, confirming such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post effective amendment has become effective;

      (e) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Company, threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or

Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

      (f) before amending or supplementing the Registration Statement or the Prospectus, or during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, to furnish to the Representative a copy of each such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

      (g) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other publicly available information as the Underwriters may reasonably request regarding the Company and the Partnership;

      (h) to advise the Underwriters promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (i) of any material change in the Company's assets, operations, business, prospects or condition (financial or otherwise) or (ii) of the happening of any event, which change or event would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change;

      (i) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

      (j) to furnish to the Underwriters, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (k) to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

      (l) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months after the effective date of the Registration Statement;

      (m) to use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are included on the Nasdaq National Market;

      (n) to refrain during a period of [___] days from the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; the foregoing shall not apply to the Shares or Units or options or warrants therefor contemplated to be granted, sold or issued as described in the Prospectus or pursuant to a dividend reinvestment plan adopted hereafter;

      (o) to execute and deliver to the representative the Warrant Agreement and to comply with the terms of the Warrant Agreement;

      (p) the Company shall not, and shall use its best efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which would cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares other than ordinary brokers transactions for such person's own account, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

      (q) the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares;

      (r) the Company will use its best efforts (i) to meet the requirements to qualify as a real estate investment trust under the Code and (ii) to cause the Partnership to be treated as a partnership for federal income tax purposes;

      (s) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

      (t) the Company and the Partnership will use their best efforts to conduct their affairs in such a manner so as to ensure that neither the Company nor the Partnership will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act; and

      (u) to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      5.  Payment of Expenses; Right of First Refusal:
          -------------------------------------------

      (a) The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement and the Warrant Agreement, whether or not the transactions contemplated hereunder or thereunder are consummated or this Agreement and the Warrant Agreement are terminated, including, but not limited to, all fees and expenses of filing with the Commission and the NASD; all Blue Sky fees and expenses, including filing fees and disbursements of the Representative's Blue Sky counsel; reasonable fees and expenses of Representative's counsel, fees and disbursements of counsel and accountants for the Company, and printing costs, including costs of printing the prospectus, and any amendments thereto; all underwriting documents, Blue Sky Memoranda, a reasonable quantity of prospectuses requested by the Representative, and the Company's road show costs and expenses.

      (b) The Company agrees to reimburse the Representative upon request for its reasonable out-of-pocket expenses incurred in connection with its obligations under this Agreement whether or not the Offering is consummated, including the reasonable fees and disbursements of the Representative's legal counsel, Blue Sky counsel (which shall undertake all Blue Sky matters), and road show costs and expenses.

      (c) If this Agreement shall be terminated by the Underwriters (other than as a result of a default or refusal by the Underwriters, or any of them, to fulfill the terms of this Agreement), or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than as a result of a default or refusal by the Underwriters to fulfill the terms of this Agreement), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

      6.  Conditions of the Underwriters' Obligations:

      The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

      (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative.

      (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Wilmer, Cutler & Pickering, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Hunton & Williams, counsel for the Underwriters, stating that:

            (i) the Company meets the requirements for the use of Form S-11 under the Securities Act; the authorized shares of beneficial interest of the Company conform as to legal matters to the description thereof contained in the Prospectus in all material respects; the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, there are no authorized and validly issued (i) securities or obligations of the Company or the Partnership convertible into or exchangeable for any shares of beneficial interest of the Company or any interests in the Partnership or (ii) warrants, rights or options to subscribe for or purchase from the Company or the Partnership any such shares of beneficial interest, capital stock, interests or any such convertible or exchangeable securities or obligations; except as set forth in the Prospectus or contemplated by this Agreement, there are no outstanding obligations of the Company or the Partnership to issue any shares of beneficial interest, capital stock or interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

            (ii) the Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation with the requisite power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus and to execute and deliver this Agreement, the Warrant Agreement and the Other Transaction Documents and to consummate the transactions described in each such agreement;

            (iii) the Company is duly qualified in or registered by and is in good standing in each jurisdiction in which the Initial Properties are located and in which the failure, individually or in the aggregate, to be so qualified would have a Material Adverse Effect. Except as disclosed in the Prospectus, the Partnership is not prohibited or restricted by its certificate of limited partnership or partnership agreement, or, to the knowledge of such counsel, or by the Other Transaction Documents, directly or indirectly, from (a) paying dividends to the Company, (b) making any other distribution with respect to the Partnership's interest, (c) paying the Company, any loans or advances, or (d) transferring any of the Partnership's property or assets to the Company;

            (iv) the Partnership has been duly formed and is validly existing as a limited partnership under the laws of the jurisdiction of its organization, with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified or registered to do business as a foreign partnership in those jurisdictions in which the Initial Properties are located and in which the failure, individually or in the aggregate, to be so qualified or registered would have a Material Adverse Effect;

            (v) to such counsel's knowledge, except as disclosed on the Registration Statement and the Prospectus, neither the Company nor the Partnership is in material breach of, or in material default under (nor has any event occurred which with notice, lapse of time, or both would constitute a material breach of, or material default under) its respective declaration of trust, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in the performance or observation of any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or the Partnership is a party or by which either of them or their respective properties may be bound or affected, except such breaches or defaults which would not have a Material Adverse Effect;

            (vi) the issuance, sale and delivery by the Company of the Shares do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the declaration of trust, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Partnership, (ii) to such counsel's knowledge, any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Partnership is a party or by which any of them or their respective properties may be bound or affected, or (iii) to such counsel's knowledge, any law or regulation or any decree, judgment or order applicable to the Company or the Partnership, except in the case of clauses (ii) and (iii) for such conflicts, breaches or defaults, laws, regulations, decrees, judgments or orders, which individually or in the aggregate would not have a Material Adverse Effect; or result in the creation or imposition of any lien, encumbrance, charge or claim upon any property or assets of the Company or the Partnership;

            (vii) the execution, delivery and performance of this Agreement, the Warrant Agreement and the Other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated under this Agreement, the Warrant Agreement or the Other Transaction Documents, as the case may be, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the declaration of trust, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Partnership, (ii) to such counsel's knowledge, any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Partnership is a party or by which any of them or their respective properties may be bound or affected, or (iii) to such counsel's knowledge, any law or regulation or any decree, judgment or order applicable to the Company or the Partnership, except in the case of clauses (ii) and (iii) for such conflicts, breaches or defaults, laws, regulations, decrees, judgments or orders, which individually or in the aggregate would not have a Material Adverse Effect; or, to such counsel's knowledge, with the exception of the Other Transaction Documents, result in the creation or imposition of any lien, encumbrance, charge or claim upon any property or assets of the Company or the Partnership which would have a Material Adverse Effect;

            (viii) the Company has full trust power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 hereof may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

            (ix) the Partnership has full partnership power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 hereof may be limited by federal or state securities laws of the United States or public policy underlying such laws;

            (x) the Other Transaction Documents to which the Company or the Partnership is a party have been duly authorized, executed, and delivered by the Company or the Partnership, and are legal, valid and binding agreements of the Company or the Partnership enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity; when issued and delivered pursuant to the terms of the Warrant Agreement, the Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity; the Warrant Shares have been duly reserved for issuance upon exercise of the Warrants in accordance with the terms of the Warrant Agreement; and the Warrants will conform to the description thereof in the Registration Statement and the Prospectus;

            (xi) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the Other Transaction Documents or the consummation of the transaction contemplated hereby and thereby by the Company and the Partnership, the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

            (xii) the Shares, the Warrants, and the Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement or the Warrant Agreement, as the case may be, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and, except for any action that may have been taken by the holder thereof, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

            (xiii) immediately after the Closing Time, all of the issued and outstanding units of partnership interest in the Partnership (the "Common Units") will be validly issued, fully paid and non-assessable. The issuance of the outstanding Common Units by the Partnership was exempt from the registration requirements of the Securities Act and applicable state securities laws;

            (xiv) the issuance and sale of the Shares, the Warrants, and the Warrant Shares and the Common Units by the Company is not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or by-laws of the Company or the certificate of limited partnership or Partnership Agreement of the Partnership, under any agreement known to such counsel to which the Company or the Partnership is a party or, to such counsel's knowledge, otherwise;

            (xv) to counsel's knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except as disclosed in the Prospectus;

            (xvi) the form of certificate used to evidence the Common Shares complies with Maryland law, with any applicable requirements of the declaration of trust and by-laws of the Company and the requirements of the Nasdaq National Market;

            (xvii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

            (xviii) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and pro forma or statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

            (xix) the statements under the captions "Risk Factors," "Tax Status of the Company," "Description of Shares of Beneficial Interest," "Common Shares Eligible for Future Sale," and "Federal Income Tax Consequences" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

            (xx) the Shares have been approved for quotation on the Nasdaq National Market;

            (xxi) to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or the Partnership or any of their respective officers and trustees or to which the properties of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbital panel or agency that are required to be described in the Prospectus but are not so described;

            (xxii) to such counsel's knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus which have not been so filed, summarized or described;

            (xxiii) the Company is organized in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. The Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or an association taxable as a corporation;

            (xxiv) neither the Company nor the Partnership is or, solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds," will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"); and

            (xxv) the issuance of Common Shares in the FBR Offering was exempt from the registration requirements of the Securities Act and applicable state securities laws.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs
(viii) and (xix) above), have not independently, checked, investigated or verified such statements and has relied as to materiality upon discussions with, and representations and opinions of officers and other representatives of the Company nothing has caused them to believe that the

Registration Statement, as of the date it became effective, and the Preliminary Prospectus or the Prospectus, as of their respective dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and pro forma or statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

      (c) All Initial Properties shall be acquired pursuant to purchase agreements that contain representations and warranties, rights and other terms reasonably acceptable to the Representative.

      (d) The Representative shall have received from Arthur Andersen LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative as representative of the Underwriters and in form and substance satisfactory to the Representative.

      (e) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

      (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

      (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus, as amended or supplemented, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, results of operations, business, or condition (financial or otherwise) of the Company and the Partnership taken as a whole shall occur or become known (whether or not arising in the ordinary course of business) [or that makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus], or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or the Partnership.

      (i) At the Closing Time, the Warrant Agreement and the Other Transaction Documents shall have been entered into and delivered by all required parties.

      (j) At the Closing Time, the Shares shall have been approved for quotation on the Nasdaq National Market.

      (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (l) The Representative shall have received a two year lock-up letter from each officer and a one-year lock-up letter from each trustee of the Company, in form and substance reasonably satisfactory to the Representative.

      (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of two principal executive officers to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (g), (h), (i), (j) and (p) of this Section 6 have been met and are true and correct as of such date.

      (n) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein and in the Warrant Agreement, and the performance by the Company of its covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

      (o) All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time period prescribed for such filing by such Rule.

      (p) The Company shall perform such of its obligations under this Agreement and the Warrant Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

      The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Representative on the Date if Delivery of such documents as the Underwriter may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

      7.  Termination:
          -----------

      The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, operations, business, prospects or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United

States is such as to make it, in the judgment of the Representative, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative has a material adverse affect or will have a material adverse affect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company, or (viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States.

      If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by letter or telegram.

      If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

      8.  Increase in Underwriters' Commitments:
          -------------------------------------

      If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the

Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

      Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

      If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

      The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

      9.  Indemnity and Contribution by the Company, the Partnership and the
          ------------------------------------------------------------------
Underwriters:
------------

      (a) The Company and the Partnership, jointly and severally agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon [(i) any breach of any representation, warranty or covenant of the Company or the Partnership contained herein or] (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of (iii) any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company or the Partnership expressly for use in such Registration Statement or such Prospectus; provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representative and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company or the Partnership with Section 4(c) of this Agreement.

      If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Partnership pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company and the Partnership in writing of the institution of such action and the Company and the Partnership shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Partnership will not relieve the Company or the Partnership of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company and the Partnership in connection with the defense of such action or the Company and the Partnership shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Partnership and which counsel to the Underwriter believes may present a conflict for counsel representing the Company or the Partnership and the Underwriter (in which case the Company and the Partnership shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Partnership and paid as incurred (it being understood, however, that the Company and the Partnership shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Partnership shall be liable for any settlement of any such claim or action effected without its written consent.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Partnership, the Company, their trustees and officers that signed the Registration Statement and any person who controls the Partnership or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company or the Partnership expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the last paragraph on the cover page and under the caption "Underwriting," and the information regarding "Stabilizing" and "Passive Market Making" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(p) and this Section 9.

      If any action is brought against the Company, the Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Partnership or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Representative will not relieve any such Underwriter of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Company, the Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

      (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the

Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

      (d) The Company and the Partnership, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

      10. Survival:
          --------

      The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Partnership contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company and the Partnership, their trustees and officers or any person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Partnership and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and trustees, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus, it being understood that notice by the Company or the Partnership to the Representative in accordance with Section 11 shall constitute prompt and adequate notice to the Underwriters.

      11. Notices:
          -------

      Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1925 North Lynn Street, Suite 306, Arlington, Virginia 22209, attention: Thomas D. Eckert, Chief Executive Officer and President; and, if to the Partnership, shall be sufficient in all respects if delivered to the offices of the Partnership at 1925 North Lynn Street, Suite 306, Arlington, Virginia 22209, attention: Thomas D. Eckert, Chief Executive Officer and President.

      12. Governing Law; Consent to Jurisdiction; Headings:
          ------------------------------------------------

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      13. Parties in Interest:
          -------------------

      The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Partnership and the controlling persons, trustees and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      14. Counterparts:
          ------------

      This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

      If the foregoing correctly sets forth the understanding among the Company, the Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Partnership and the Underwriters.

                                       Very truly yours,

                                       CAPITAL AUTOMOTIVE REIT



                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

                                       CAPITAL AUTOMOTIVE L.P.

                                          By:   Capital Automotive REIT
                                          Its:  General Partner


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY &
CO., INC.


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------





For themselves and as Representative
of the other Underwriters named on
Schedule I hereto.

                                  Schedule I

                                                 Number of
Underwriter                                      Initial
                                                 Shares to be
                                                 Purchased

Friedman, Billings, Ramsey & Co., Inc.           [____________]
[_______________________________]                [____________]

                                                 ===============
      Total                                      $20,000,000

                                  Schedule II
                          Subsidiaries of the Company


Capital Automotive L.P.

                                 Schedule III
                          Other Transaction Documents


Agreement of Limited Partnership of Capital Automotive L.P.
Indemnification Agreement
1998 Equity Incentive Plan
Employment Agreement by and between the Company and Thomas D. Eckert, as amended Employment Agreement by and between the Company and Scott M. Stahr, as amended Employment Agreement by and between the Company and Donald L. Keithley, as amended Employment Agreement by and between the Company and David S. Kay, as amended
Option Agreement
NationsBank, N.A. Line of Credit Agreement
FBR Asset Investment Purchase Agreement, as amended
FBR Registration Rights Agreement
Pohanka Contribution Agreement dated as of November 21, 1997, as amended Rosenthal Contribution Agreement dated as of November 21, 1997, as amended Sheehy Contribution Agreement dated as of November 24, 1997, as amended
Cherner Contribution Agreement dated as of November 24, 1997, as amended Cross-Continent Auto Retailers, Inc. Purchase Agreement dated as of December 31, 1997, as amended
Pohanka Lease Agreement
Rosenthal Lease Agreement
Sheehy Lease Agreement
Cherner Lease Agreement
Cross-Continent Lease Agreement
Underwriters Warrant Agreement
Dealers Warrant Agreement
Pohanka Guaranty Agreement
Rosenthal Guaranty Agreement
Friedman, Billings, Ramsey Group, Inc. Loan Agreement, as amended
Friedman, Billings, Ramsey Group, Inc. Security Agreement
Cross-Continent Guaranty Agreement
Good News Purchase Agreement dated as of
January 10, 1998, as amended
Good News Lease Agreement
Good News Guaranty Agreement
Kline Purchase Agreement dated as of January 12, 1998
Kline Lease Agreement
Kline Guaranty Agreement

                                   Schedule IV
               Directors, Officers and Employees of the Company
                       For Whom Shares Have Been Reserved